UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On March 20, 2014, Eastern Virginia Bankshares, Inc. (the “Company”) received notice of the termination of the informal memorandum of understanding, dated September 5, 2013 (the “MOU”), by and among the Company, the Company’s wholly-owned bank subsidiary, EVB (the “Bank”), the Federal Reserve Bank of Richmond (the “Reserve Bank”) and the Virginia State Corporation Commission Bureau of Financial Institutions (the “Bureau”). The termination of the MOU was effective March 13, 2014.

Under the terms of the MOU, the Company and the Bank agreed that the Company would not, without prior written approval of the Reserve Bank and the Bureau, (i) declare or pay dividends of any kind, or make any payments on the Company’s trust preferred securities; (ii) incur or guarantee any debt; or (iii) purchase or redeem any shares of the Company’s stock. In addition, under the MOU the Company and the Bank agreed to review and revise the allowance for loan and lease losses methodology (“ALLL”), and on a quarterly basis submit to the Reserve Bank and the Bureau a copy of the internally calculated ALLL worksheet. The boards of directors of the Company and the Bank also had to submit quarterly written progress reports to the Reserve Bank and the Bureau detailing the actions taken (and related results) to achieve and/or maintain compliance with the provisions of the MOU.

The text of the MOU was filed as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on September 10, 2013 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the full text of the MOU.

Item 8.01	Other Events

On March 26, 2014, the Company issued a press release related to the termination of the MOU as described in Item 1.02 of this Current Report on Form 8-K. A copy of the Company’s press release related to the termination of the MOU is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: March 26, 2014	/s/ J. Adam Sothen
By: J. Adam Sothen
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 26, 2014.